Exhibit 21

Subsidiaries of the Registrant

Five Star Enterprises Ltd.,

a Cayman Islands corporation

Lifestyle Footwear, Inc.,

a Delaware corporation

Rocky Canada, Inc.,

an Ontario corporation

Rocky Brands Wholesale, LLC,

a Delaware limited liability company

Rocky Brands International, LLC

an Ohio limited liability company

Lehigh Outfitters, LLC,

a Delaware limited liability company

Creative Recreation, LLC

an Ohio limited liability company

Creative Recreation International, LLC

an Ohio limited liability company

Creative Recreation Retail, LLC

an Ohio limited liability company